EXHIBIT 99.1

Skyline Medical Issues Letter to Stockholders

MINNEAPOLIS, June 20, 2016 (GLOBE NEWSWIRE) -- Skyline Medical Inc. (NASDAQ:SKLN) (“Skyline” or “the Company”), producer of the FDA-approved STREAMWAY® System for automated, direct-to-drain medical fluid disposal, today issued the following letter to stockholders, which may be found on its website at www.skylinemedical.com.

To My Fellow Stockholders,

It is with excitement and optimism for the future of Skyline Medical that I address our stockholders for the first time since my appointment as interim chief executive officer on May 5, 2016.  As a significant stockholder in our Company, I can assure you that my goals are tightly aligned with yours as my colleagues and I work to build shareholder value.

Through this letter I would like to provide you with an overview of our Company’s growth strategy and plans.

Along with the rest of the management team, my unwavering confidence in the STREAMWAY System is grounded in its many benefits to healthcare professionals, patients and healthcare facilities.  STREAMWAY solves a significant need in the operating room by replacing the laborious, dangerous manual process of collecting fluids in canisters. It also allows for continuous suction to the surgical field, and provides unlimited capacity to the user so no surgical procedure will ever have to be interrupted to change canisters. Because STREAMWAY is wall mounted it takes up no valuable floor space in the operating room.  In addition to ease of use, STREAMWAY provides significant cost savings to hospitals.

Our experience shows that once a STREAMWAY System is trialed in the operating room, approximately 98% are subsequently purchased.  The challenge we face at Skyline Medical is to persuade a facility to give STREAMWAY a try.  We have encountered fierce competition from far larger companies – companies that oftentimes bundle pricing for the multiple products they sell – and so even though STREAMWAY is superior and easier to use, competitors are able to use their size to their advantage.  In addition, because STREAMWAY must be attached to the wall of an operating room, potential customers are sometimes ill-informed as to what this involves, even though installation is generally simple and inexpensive. As such, we believe it is a much easier sell to a facility that is in the process of renovating an operating room, or is being built from the ground up.

We intend to meet this competition head on and win business through a multi-pronged strategy.  We will engage distributors who are passionate about our product and will continue to build awareness of STREAMWAY at key industry events. We also intend to acquire one or more products that we can offer to a hospital or surgery center to help them cut down on the number of vendors with whom they deal and to be able to provide more flexible pricing.

We are actively seeking to hire a vice president of sales and marketing to lead this important function and oversee direct and distributed sales. In the meantime management is actively targeting distributors with the relationships and talent to jump start sales.  We are in a number of discussions and hope to announce additional distribution contracts this summer.

We are optimistic about our recently announced reseller agreement to target agencies of the U.S. federal government, such as Veterans Affairs, Defense Department and Health and Human Services facilities.  We have enlisted an Economically-Disadvantaged, Woman-Owned Small Business, which is entitled to receive special consideration from the government.  Our expectation is that this reseller will be able to accelerate sales to federal facilities and navigate the many regulations required of a federal supplier. We expect to generate sales from this avenue after the new U.S. fiscal year begins in October.

As a small company with limited resources, we need to be smart in targeting prospective customers.  Radiology surgical suites are a prime target for the STREAMWAY System, as those procedures tend to produce a great deal of waste fluids.  We presented at the ARIN’s 35th Annual Spring Convention, where the feedback was excellent.  Our focus on radiology is supported by a Tucson Medical Center case study showing STREAMWAY allowed their radiology department to lower waste fluid disposal costs per procedure by approximately 78%, to $24.00, a significant improvement from the $107.10 they previously spent on each procedure using evacuated bottles. Ongoing annual savings from their one STREAMWAY System are expected to be $22,140.  These data are extremely valuable to our sales process.

We have been recommended for ISO 13485 and Canadian Medical Device Regulations (CMDR) Certification following a detailed audit that our Notified body (BSI) conducted.  This shows that we have systems in place that meet international standards for a comprehensive quality management system for the design and manufacture of medical devices. This certification allows us to enter the Canadian market right away and will allow us to apply for a CE mark for STREAMWAY, which will permit sales in the European Union and certain other countries.  We expect to receive approval later this summer and look forward to beginning sales in Europe in the second half of the year, pending the engagement of a distributer.

We recently announced the engagement of Dawson James Securities, Inc. in an exclusive financial advisory agreement.  They are charged with advising on and implementing a financing strategy, identifying acquisition candidates including complementary products and companies, and providing advisory services.  They will be instrumental in helping us to achieve the goal of identifying products to add to our sales bag not only to increase revenues, but also to support the sale of STREAMWAY Systems.

In conclusion, I would like to assure our stockholders, employees and business associates that Skyline Medical can fulfill an important role in patient care and that I, along with the management team, are committed to making sure that the STREAMWAY System will capture a meaningful share of the domestic market for the System, filters and cleaners, which we estimate to be approximately $3 billion.

Sincerely,

Dr. Carl Schwartz
Interim Chief Executive Officer

June 20, 2016

About Skyline Medical Inc.
Skyline Medical Inc. produces a fully automated, patented, FDA-cleared, waste fluid disposal system that virtually eliminates staff exposure to blood, irrigation fluid and other potentially infectious fluids found in the healthcare environment. Antiquated manual fluid handling methods — which require hand carrying and emptying filled fluid canisters — present an exposure risk and potential liability. Skyline Medical's STREAMWAY System fully automates the collection, measurement and disposal of waste fluids and is designed to: 1) reduce overhead costs to hospitals and surgical centers, 2) improve compliance with OSHA and other regulatory agency safety guidelines, 3) improve efficiency in the operating room, and radiology and endoscopy departments — leading to greater profitability, and 4) provide greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills annually in the United States. For additional information, please visit www.skylinemedical.com.

Forward-looking Statements:
Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the Company's business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; unexpected costs and operating deficits, and lower than expected sales and revenues; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable, adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, which are available for review at www.sec.gov.  This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. See the Company's most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

Contact:
Investors
LHA
Kim Sutton Golodetz
(212) 838-3777
kgolodetz@lhai.com